Wall Street Reporter Interviews NaturalNano, Inc. Acting President and CEO, James Wemett

ROCHESTER, N.Y. – April 23, 2009 – NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a developer of extended release technologies and supplier of polymer additives based on naturally occurring nanomaterials, is featured in an interview, (click here), http://www.wallstreetreporter.com/index.php/2009/04/natural-nano-otc-bb-nnan-ceo-interview/ with Juan Costello, senior analyst of the Wall Street Reporter. During this in-depth interview, James Wemett discusses NaturalNano’s current announcement of a commercial order with Fiabila and their extensive patent portfolio.

“Our patents are the result of years of research from the US Navy and millions of dollars spent on developing these novel extended release technologies”, said James Wemett, Acting President and CEO of NaturalNano. “This gives us a strong competitive edge and advantage, as well as a potential revenue stream from licensing.”

About NaturalNano, Inc.:

Headquartered in Rochester, NY, NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N) develops and commercializes products and solutions for extended release attributes for consumer goods as well as polymer additives based on naturally occurring nanomaterials from halloysite  The Company offers its proprietary Pleximer™ line of additives for industrial polymers, plastics and composites. NaturalNano holds and licenses more than 25 patents and its applications, as well as proprietary know-how for extraction, classification, and modification of non-toxic and environmentally friendly halloysite natural tubules (HNT). For more information, visit http://www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements: This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results.  This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission.  The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K.  We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

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Contact:
Jim Wemett
NaturalNano, Inc.
(585) 267-4848 / info@naturalnano.com